UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2018

EIGER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

Eiger Biopharmaceuticals, Inc.

2155 Park Blvd.

Palo Alto, California 94306

(Address of principal executive offices, including zip code)

(650) 272-6138

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

RRD Product Development Agreement

On August 11, 2018, Eiger BioPharmaceuticals, Inc. (the “Company” or “Eiger”) entered into a Product Development Agreement (the “RRD Agreement”) with RRD International, LLC (“RRD”), effective as of July 1, 2018.

Under the terms of the RRD Agreement, Eiger engaged RRD to provide certain non-clinical, regulatory and development services for different product programs as agreed by the parties from time to time (each, a “Program”). The services for each Program will be set forth under separate project agreements (“Project Agreement”) and include providing strategic support for all non-clinical and clinical product development for each Program, including engagement, oversight, and management of third party clinical research organizations.

On August 11, 2018, Eiger and RRD entered into the first Project Agreement, effective as of July 1, 2018 (“Project Agreement #1”), pursuant to which RRD will provide development program support services to Eiger for its hepatitis Delta virus (“HDV”) program. As consideration for the provision of detailed project plan services and support under Project Agreement #1, Eiger has committed to pay fees to RRD of approximately $10.4 million in cash and stock over four years, including approximately $800,000 in pass through costs to vendors, plus certain incentive-based regulatory milestone fees up to $1,000,000. As part of the aggregate payment, within 60 days of August 11, 2018, Eiger will issue to RRD 115,526 shares of common stock pursuant to a common stock purchase agreement between Eiger and RRD (the “Purchase Agreement”). Such shares will have vesting requirements related to successful performance of the services and achievement of budget timeline set forth in Project Agreement #1. If Project Agreement #1 terminates prior to completion of the services, for any reason, the Purchase Agreement will provide that all of the common shares that are unvested as of the termination date will be forfeited immediately and automatically revert to Eiger, without payment to RRD.

The RRD Agreement will continue until the earlier of: (i) Eiger gives RRD prior notice of its desire to terminate, (ii) either party gives notice to the other party of a material breach that remains uncured for a specified period of time, (iii) either party undergoes certain insolvency events, (iv) either party gives notice to the other party of certain safety concerns, or (v) either party gives notice to the other party in the event that a regulatory authority withdraws approval of the clinical study under a Program.

The foregoing description is only a summary of certain provisions of the RRD Agreement, Project Agreement #1 and Purchase Agreement and is qualified in its entirety by the terms of the RRD Agreement, Project Agreement #1 and Purchase Agreement, copies of which (with certain portions subject to confidential treatment) will be filed with the Quarterly Report on Form 10-Q for the period ended September 30, 2018.

Item 3.02.	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: August 16, 2018

	By:	/s/ James Welch
James Welch
Chief Financial Officer